SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 6, 2018
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  (513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
New Chief Financial Officer

On December 6, 2018, Melissa A. Lueke, Executive Vice President and Chief Financial Officer of Meridian Bioscience, Inc. (the “Company”) notified the Company of her retirement from that position effective January 1, 2019.

Ms. Lueke’s retirement occurs in the context of the Company’s executive succession planning activities that began in the Company’s 2017 fiscal year. In June 2018, the Company hired Mr. Eric Rasmussen as Executive Vice President, Corporate Development to manage the Company’s corporate development and strategic planning initiatives. On December 6, 2018, the Board of Directors of the Company promoted Mr. Rasmussen, age 51, to be the Company’s Executive Vice President, Chief Financial Officer and Principal Financial Officer effective January 1, 2019. Before joining the Company, Mr. Rasmussen held various senior corporate development and financial leadership roles in Lear Corporation, an automotive supplier, including as Vice President, Strategy and Business Development from 2012 until his hiring by the Company. Mr. Rasmussen’s annual base salary is $450,000 and he is eligible to participate in the Company’s executive compensation programs, including the Company’s cash-based incentive compensation plan and stock incentive plan.

On December 10, 2018 the Company and Ms. Lueke entered into a Consulting Agreement effective January 1, 2019. The Consulting Agreement provides that Ms. Lueke will assist the Company on an as-requested basis with matters related to the Company’s financial reporting and accounting, among other matters. Under the Consulting Agreement, the Company has agreed to pay Ms. Lueke $90,000 per year and reimburse her for certain expenses. The Consulting Agreement’s term is three years and may be renewed upon mutual written agreement or cancelled by Ms. Lueke at any time. The foregoing summary of the Consulting Agreement  is qualified in its entirety by reference to the specific provisions of the Consulting Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company expresses its sincere appreciation for Ms. Lueke’s twenty years of loyal service.

New Chief Accounting Officer

On December 6, 2018, the Board of Directors of the Company promoted Bryan T. Baldasare, age 52, to be the Company’s Chief Accounting Officer effective January 1, 2019. Mr. Baldasare has served the Company as its Senior Vice President, Corporate Controller and Treasurer, having been recently promoted from Vice President to Senior Vice President. Mr. Baldasare has been employed by the Company since 2000, holding positions of increasing responsibility in the Company’s accounting and finance departments. Mr. Baldasare’s annual base salary is $275,000 and he is eligible to participate in the Company’s executive compensation programs, including the Company’s cash-based incentive compensation plan and stock incentive plan.

Cash-Based Incentive Compensation Plan for Fiscal 2019

On December 6, 2018, the Compensation Committee of the Board of Directors adopted the Cash-Based Incentive Compensation Plan for Fiscal 2019. The Cash-Based Incentive Compensation Plan for Fiscal 2019 provides for the payment of cash bonuses to the Company's executive officers if fiscal year 2019 revenues and/or operating income objectives are met and includes a component for individual performance.  A graduated scale of bonus potential stated as a percentage of targeted bonus for each specific component (e.g., revenues) is identified at indicated levels of achievement of such objectives, as well as the achievement of individual performance levels, using a 1-5 rating system.

The foregoing summary of the Cash-Based Incentive Compensation Plan for Fiscal 2019 is qualified in its entirety by reference to the specific provisions of the Cash-Based Incentive Compensation Plan for Fiscal 2019, which is included as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
10.1	Consulting Agreement between the Company and Melissa A. Lueke dated December 10, 2018
10.2	Cash-Based Incentive Compensation Plan For Fiscal Year 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERIDIAN BIOSCIENCE, INC.

Date: December 12, 2018	By: /s/ Jack Kenny
Chief Executive Officer
(Principal Executive Officer)